Exhibit 10.40

Execution Version

FIFTH AMENDMENT

TO ABL CREDIT AGREEMENT

This FIFTH AMENDMENT TO ABL CREDIT AGREEMENT (this “Amendment”) is dated as of November 30, 2012 and is entered into by and among Affinia Group Intermediate Holdings Inc., a Delaware corporation (“Holdings”), Affinia Group Inc., a Delaware corporation (the “Company”), each other Wholly-Owned Domestic Subsidiary of Holdings set forth on the signature pages hereto as a U.S. Borrower (together with the Company, collectively, the “U.S. Borrowers”), Affinia Canada ULC, an unlimited liability corporation organized under the laws of the Province of Alberta (as successor by amalgamation of Affinia Canada Holdings Corp. and Affinia Canada ULC consummated on January 1, 2010, the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), each Wholly-Owned Domestic Subsidiary and each Wholly-Owned Canadian Subsidiary that from time to time guarantees any of the Obligations (as hereinafter defined) (together with Holdings, being the “Guarantors” and each a “Guarantor” and the Guarantors, together with the Borrowers being, collectively, the “Credit Parties” and each a “Credit Party”), the financial institutions party hereto (the “Lenders”), and Bank of America, N.A., as a Lender and as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

A. The Credit Parties, the Lenders and the Administrative Agent have entered into that certain ABL Credit Agreement dated as of August 13, 2009 (as the same has been amended and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Administrative Agent and the Lenders have made and may hereafter make certain loans, advances and other financial accommodations to the Borrowers. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

B. The Administrative Agent, the Lenders and the Credit Parties previously consented to the consummation of the Brake Sale and various modifications to the Credit Agreement and the other Documents in respect thereof.

C. The Credit Parties have modified the transaction terms relating the proposed Brake Sale, such that the aforementioned consent would no longer be sufficient to authorize the proposed transaction.

D. The Credit Parties have requested and, subject to the terms and conditions set forth in this Amendment, the Administrative Agent and the Required Lenders party hereto have consented to the consummation of the Brake Spin (as defined below), to modify the definition of “Brake Sale” and to modify or waive certain other provisions of the Credit Documents to permit the consummation of the Brake Spin on the terms further described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

AGREEMENT:

SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as set forth below:

1.1 Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The following definitions are added to Section 1.01 of the Credit Agreement, to be inserted in their appropriate alphabetical order:

(i) ““Brake Credit Agreement” shall mean that certain Credit Agreement among BPI Holdings, Brake Parts Inc LLC, Affinia Acquisition LLC, Affinia India LLC, the lenders party thereto and Bank of America, N.A., as administrative agent.”

(ii) ““Brake Spin Dividend” shall mean a cash dividend by BPI Holdings to the Company in the amount of $70,000,000.”

(iii) ““BPI Holdings” shall mean BPI Holdings International, Inc., a Delaware corporation.”

(iv) ““Brake Division” shall mean the operations of the Company and its Subsidiaries which have historically been designated as consisting of the “brake division.””

(v) [Reserved].

(vi) ““Fifth Amendment” shall mean that certain Fifth Amendment to ABL Credit Agreement dated as of November 30, 2012 among the Credit Parties, the Administrative Agent and the Required Lenders.”

(vii) ““Fifth Amendment Effective Date” shall mean the date the “Amendment Effective Date” shall occur under and pursuant to the terms of the Fifth Amendment.”

(viii) ““Pro Forma Interest Expense Adjustment” shall mean an amount equal, initially, to $1,712,000, as such amount shall be reduced by $143,000 on the first day of each month, commencing on January 1, 2013 and continuing through and until December 1, 2013, from and after which date, such amount shall be $0.”

(ix) ““Stock Dividend” shall have the meaning given such term in the definition of Brake Spin.”

(b) The definition of “Brake Sale” is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

““Brake Spin” shall mean, (i) the formation of BPI Holdings as a Wholly-Owned Domestic Subsidiary of the Company, (ii) the reorganization of the Subsidiaries of the Company consisting of the Brake Division, and the related intercompany transfers of the equity of such Subsidiaries included within the Brake Division, in each case, as described on (and in accordance with) the step charts attached as Schedule I to the Fifth Amendment, and the other transfers of assets by the Company and its Subsidiaries to BPI Holdings or its Subsidiaries as and to the extent described on Schedule II to the Fifth Amendment, (iii) following the completion of such reorganizations and transfers in accordance with clause (ii) above, the execution, delivery and performance of the Brake Credit Agreement, the other “Credit Documents” described therein, and the borrowing of the loans and other credit accommodations and granting of Liens pursuant thereto, (iv) immediately following the consummation of the Brake Credit Agreement and the borrowing of the loans and other credit accommodations described in clause (iii) above, the issuance of the Brake Spin Dividend, and (v) subject to and upon the completion of all of the foregoing steps described in clauses (i) through (iv) above and the occurrence of the Fifth Amendment Effective Date, the declaration and issuance of a dividend of one-hundred percent of the issued and outstanding capital stock of BPI Holdings by the Company to Holdings, and then by Holdings to Parent, and then by Parent to the shareholders of Parent (collectively, the “Stock Dividend”).”

(c) The definition of “Consolidated Fixed Charge Coverage Ratio” is hereby amended to add the following sentence at the end thereof:

“For all purposes hereunder, other than determining compliance with Section 10.07 as and when applicable, from and after the Brake Spin, all calculations of the Consolidated Fixed Charge Coverage Ratio for any period (whether on an actual or Pro Forma basis) shall be made (v) excluding from the numerator thereof any Consolidated EBITDA for such period attributable to the Brake Division, (w) without deducting from the numerator thereof any Capital Expenditures attributable to the Brake Division for such period (x) without including the Stock Dividend in the denominator thereof for such period, (y) without including cash taxes for such period attributable to the Brake Division in the denominator thereof, and (z) subtracting from the denominator thereof the Pro Forma Interest Expense Adjustment as in effect as of the last day of the Test Period in respect of which such calculation is being made.”

(d) Each reference in the Credit Agreement to the “Brake Sale” is hereby deleted and a reference to the “Brake Spin” is hereby inserted in lieu thereof.

(e) Section 10.02(d) of the Credit Agreement is hereby amended to add the following as a new clause (4) at the conclusion of such section:

“and (4) subject to and in accordance with the terms of the Fifth Amendment, the Company and its Subsidiaries may consummate the Brake Spin;”

SECTION 2. LIMITED CONSENT AND WAIVER. Subject to the satisfaction of the conditions precedent set forth herein and provided that:

(a) the Company and/or its Subsidiaries (other than BPI Holdings and its Subsidiaries) shall have received all payments and transfers required to be made to it by BPI Holdings and/or its Subsidiaries in connection with the Brake Spin;

(b) the proceeds of the Brake Spin Dividend shall be applied in accordance with the terms of the Credit Agreement, the Existing Senior Subordinated Notes Documents, any Additional Senior Subordinated Notes Documents, the Senior Secured Notes Documents and any Additional Senior Secured Notes Documents and in compliance with the Reinvestment Condition as if the Reinvestment Condition applied to such proceeds;

(c) both immediately before and after giving effect to the Brake Spin (including the use of the proceeds of the Brake Spin Dividend), the Tier I Payment Conditions shall be satisfied with respect thereto (after giving effect to clause (c) of Section 1 immediately above); and

(d) the Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent, dated the date of the Brake Spin and signed on behalf of the Company by the chairman of the board, the chief executive officer, the president, the chief financial officer, the treasurer or any vice president of Company, certifying on behalf of Company and the Credit Parties that (i) all aspects of the Brake Spin conform with the requirements of this Amendment and (ii) confirming that the Brake Sale Dividend will be made and received simultaneously with the funding of the Brake Credit Agreement;

then, the Administrative Agent and the Required Lenders party hereto hereby consent to the consummation of the Brake Spin in accordance with the terms of the definition thereof and agree that, for purposes of determining whether a Default or Event of Default then exists or would result therefrom, (i) so long as the Brake Spin is fully consummated within 5 days after the Amendment Effective Date, the Credit Parties shall not be required to comply with Section 9.10 of the Credit Agreement with respect to BPI Holdings (and failing which, the Credit Parties shall be required to join BPI Holdings as a Guarantor and Grantor under the Credit Documents and to take all action to perfect the Liens in favor of the Administrative Agent in all non-real property Collateral of BPI Holdings within 3 days thereafter notwithstanding any provision of Section 9.10 of the Credit Agreement to the contrary) and (ii) the Brake Spin and the transactions relating thereto shall be deemed to be permitted pursuant to Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.09, 10.10 and 10.11(b) of the Credit Agreement, and in each case, any such Default or Event of Default under any such Section which would but for the operation of this consent and Amendment have arisen or occurred as a result of the Brake Spin or the making of any payment or application of the proceeds of the Brake Spin Dividend expressly contemplated by and made in accordance with clause (b) of this Section 2, together with all rights and remedies of the Administrative Agent and the Lenders in connection therewith, are hereby waived. The consent and waivers hereunder are limited in scope and nature. Except as expressly set forth in this Section 2, this Amendment shall not amend, modify or waive any provision of the Credit Agreement or any of the other Credit Documents, any of the rights and remedies of the Secured Parties thereunder or any of the obligations, liabilities or duties of any of the Credit Parties thereunder, all of which shall in each case remain in full force and effect and are hereby affirmed, ratified and confirmed.

SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on and as of the date when each of the following conditions precedent shall have been satisfied in a manner satisfactory to Administrative Agent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

3.1 All representations and warranties of the Credit Parties set forth herein shall be true and correct in all material respects as of the Amendment Effective Date as if made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

3.2 No Default or Event of Default shall exist or would result from the execution and delivery of this Amendment or the consummation of the Brake Spin, other than any such Default or Event of Default which would be waived by operation of Section 2 above.

3.3 The Administrative Agent shall have received (x) fully executed counterparts of this Amendment from each of the Credit Parties and the Required Lenders, (y) a completed and executed Borrowing Base Certificate prepared giving effect to the Brake Spin, and (z) the certificate required by the definition of Tier I Payment Conditions completed to the reasonable satisfaction of the Administrative Agent.

3.4 Since the date of the most recent audited annual consolidated financial statements of Holdings delivered to the Administrative Agent pursuant to Section 9.01(b) of the Credit Agreement, there has not been any event, development, change or circumstance that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.5 The Administrative Agent shall have received copies of all necessary consents and/or amendments (if any) to consummate the transactions contemplated hereby under and pursuant to the Existing Senior Subordinated Notes Documents, any Additional Senior Subordinated Notes Documents, the Senior Secured Notes Documents and any Additional Senior Secured Notes Documents, together with evidence satisfactory to the Administrative Agent that the Noteholder Collateral Agent’s Lien on the Collateral of the Brake Division will be released simultaneously with the Brake Spin, including, without limitation, executed releases (in form and substance satisfactory to it) of the Noteholder Collateral Agent’s Liens.

3.6 The Administrative Agent shall have received a copy of the third party valuation of the Brake Business.

3.7 The Administrative Agent shall have received fully executed Collateral Access Agreements, in form and substance reasonably satisfactory to the Administrative Agent, in respect of any locations owned by Brake Parts Inc LLC where Collateral of any Credit Party will be located after the consummation of the Brake Spin.

3.8 The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent, dated the Amendment Effective

Date and signed on behalf of the Company by the chairman of the board, the chief executive officer, the president, the chief financial officer, the treasurer or any vice president of Company, certifying on behalf of Company and the Credit Parties that the conditions in Sections 3.1, 3.2 and 3.4 of this Amendment have been satisfied on the Amendment Effective Date.

3.9 The Credit Parties shall have paid to the Administrative Agent all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and expenses of a single counsel and (if reasonably deemed necessary or appropriate by the Administrative Agent and Lead Arranger) of any special or local counsel for the Administrative Agent in connection therewith) subject to Section 13.01(a) of the Credit Agreement and, to the extent then invoiced, with such invoices provided to the Company at least one Business Day prior to the Amendment Effective Date, in each case, in immediately available funds.

SECTION 4. POST-CLOSING MATTERS

4.1 If, on or prior to December 15, 2012 (or such later date as the Administrative Agent may agree in its sole discretion), the Credit Parties shall not have established segregated collection accounts and implemented separate billing practices with respect to Account Debtors and/or factors and other providers of financing under any Permitted Customer Programs of both (x) Holdings and its Subsidiaries, on the one hand, and (y) BPI Holdings and its Subsidiaries, on the other hand, such that there are no commingled Accounts or commingled Deposit Accounts to which any proceeds of such Accounts are deposited, then the Administrative Agent shall receive, on or prior to December 15, 2012 (or such later date as the Administrative Agent may agree in its sole discretion), a fully executed Cash Management Intercreditor Agreement relating to such commingled Accounts and commingled Deposit Accounts, by and among the Credit Parties, BPI Holdings, Brake Parts Inc LLC, Affinia Acquisition LLC, Affinia India LLC, the Collateral Agent, and Bank of America, N.A., as Collateral Agent under the Brake Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent. In addition, at all times during which collections and billings are so commingled, the Credit Parties will settle, adjust and segregate cash balances in such Deposit Accounts no less frequently than once every week or at any such more frequent intervals as the Administrative Agent may at any time direct in accordance with the terms of the Cash Management Intercreditor Agreement.

SECTION 5. REPRESENTATIONS.

5.1 Each of the Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof:

(a) the representations of the Credit Parties contained in the Credit Agreement and the other Credit Documents, as amended by this Amendment, are true and correct in all material respects as of the date hereof as if made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

(b) no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Amendment or the consummation of the Brake Spin, other than any such Default or Event of Default which would be waived by operation of Section 2 above;

(c) since the date of the most recent audited annual consolidated financial statements of Holdings delivered to the Administrative Agent pursuant to Section 9.01(b) of the Credit Agreement, there has not been any event, development, change or circumstance that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(d) the execution, delivery and performance by the Credit Parties of this Amendment and any other documents executed in connection with or as a condition precedent to this Amendment and the consummation of the Brake Spin (collectively, the “Amendment Documents”) (i) have been duly authorized by all necessary corporate, partnership or limited liability company and, if required, shareholder action on the part of the Credit Parties, (ii) will not violate any applicable material law or regulation or the organizational documents of any Credit Party, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on any Credit Party and (iv) do not require any consent, waiver or approval of or by any Person (other than the Administrative Agent and the Lenders) which has not been obtained; and

(e) the Amendment Documents and all Credit Documents amended hereby constitute the valid and legally binding obligations of the Credit Parties party hereto, enforceable against each such Credit Party in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 6. GENERAL PROVISIONS.

6.1 No Changes. Except as expressly provided in this Amendment, the terms and provisions of the Credit Agreement and each other Credit Document shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. This Amendment shall not be deemed to constitute a waiver or release of any Default or Event of Default or any remedies or rights of Administrative Agent or the Lenders with respect thereto, all of which are hereby reserved.

6.2 Ratification. The Credit Parties hereby ratify, confirm and affirm without condition, all Liens and security interests granted to the Collateral Agent pursuant to the Credit Agreement and the other Credit Documents and such Liens and security interests shall continue to secure the Obligations under the Credit Agreement, as amended hereby.

6.3 Attorney’s Fees and Costs. Subject to the limitations set forth in Section 3.9 of this Amendment, each of the Credit Parties hereby jointly and severally agrees to reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket legal fees and expenses incurred in the preparation and documentation of this Amendment and Amendment Documents.

6.4 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; OTHER WAIVERS. (a) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH CREDIT PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE COUNTY OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH CREDIT PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR IN THE CREDIT AGREEMENT.

(c) NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN ANY OTHER COURT, NOR LIMIT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AMENDMENT SHALL BE DEEMED TO PRECLUDE ENFORCEMENT BY ADMINISTRATIVE AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN ANY FORUM OR JURISDICTION.

(d) EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be delivered by facsimile or electronic mail and each signature page hereto delivered by facsimile or electronic mail shall be deemed for all purposes to be an original signature page.

6.6 Further Assurances. Each Credit Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Administrative Agent or any of the Lenders to effectuate fully the intent of this Amendment.

6.7 Captions. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

6.8 References. On or after the Amendment Effective Date, each reference in the Credit Agreement to this “Agreement” or words of like import, and each reference in any Credit Document or any other agreement to the Credit Agreement shall, in each case, unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby. This Amendment, on and after the Amendment Effective Date, shall constitute a “Credit Document” for all purposes under the Credit Agreement and the other Credit Documents.

6.9 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.10 Successors and Assigns. This Amendment shall inure to the benefit of the Administrative Agent and the Lenders, their respective successors and assigns and be binding upon the Credit Parties, their successors and assigns.

6.11 No Novation. This Amendment shall not extinguish the Loans or other Obligations outstanding under the Credit Agreement and/or any of the other Credit Documents as in effect prior to the effectiveness of this Amendment. Nothing herein contained shall be construed as a substitution, novation or repayment of the Loans or other Obligations outstanding under the Credit Agreement and/or any of the other Credit Documents as in effect prior to the effectiveness of this Amendment, all of which shall remain outstanding in full force and effect after the effectiveness of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first written above.

Holdings:

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

U.S. Borrowers:

AFFINIA GROUP INC.

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

AFFINIA INTERNATIONAL HOLDINGS CORP.

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

AFFINIA CANADA GP CORP.

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

AFFINIA PRODUCTS CORP LLC

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

AUTOMOTIVE BRAKE COMPANY INC.

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

BRAKE PARTS INC LLC

	By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

WIX FILTRATION CORP LLC

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

AFFINIA ACQUISITION LLC

	By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA INDIA LLC (f/k/a Affinia MAT Brake Company LLC)

	By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Vice President

AFFINIA INTERNATIONAL INC.

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

Canadian Borrower:

AFFINIA CANADA ULC

	By:	/s/ Thomas H. Madden
	Name:	Thomas H. Madden
	Title:	Treasurer

Canadian Subsidiary Guarantors:

AFFINIA CANADA L.P.
By: Affinia Canada GP Corp., its
General Partner

	By:	/s/ Thomas Kaczynski
	Name:	Thomas Kaczynski
	Title:	Vice President, Treasurer

Administrative Agent and Lenders:	BANK OF AMERICA, N.A., individually as a Lender and as Administrative Agent

	By:	/s/ Steven Siravo
	Name:	Steven Siravo
	Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., individually as a U.S. Lender and a Canadian Lender and as a Co-Documentation Agent

	By:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

BARCLAYS BANK PLC, as a U.S. Lender and as a Canadian Lender

	By:	/s/ Sreedhar R. Kona
	Name:	Sreedhar R. Kona
	Title:	Assistant Vice President

WELLS FARGO CAPITAL FINANCE, LLC, individually as a U.S. Lender and as a Co-Syndication Agent

	By:	/s/ Nima Rassouli
	Name:	Nima Rassouli
	Title:	Vice President

WELLS FARGO FOOTHILL CANADA ULC, as a Canadian Lender

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

PNC BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Officer

COMERICA BANK, as a U.S. Lender

By:	/s/ Thomas VanderMeulen
Name:	Thomas VanderMeulen
Title:	Vice President

RB INTERNATIONAL FINANCE (USA) LLC (F/K/A RZB FINANCE LLC), as a U.S. Lender

By:	/s/ Astrid Noebauer
Name:	Astrid Noebauer
Title:	Group Vice President

By:	/s/ Brad Woodhouse
Name:	Brad Woodhouse
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Lynn Gosselin
Name:	Lynn Gosselin
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH, as a Canadian Lender

By:	/s/ Joseph Rauhala
Name:	Joseph Rauhala
Title:	Principal Officer

REGIONS BANK, as a U.S. Lender

By:	Curtis J. Correa
Name:	Curtis J. Correa
Title:	Senior Vice President

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender

By:	/s/ Ron Walker
Name:	Ron Walker
Title:	Senior Vice President